EXHIBIT 6

[LOGO] KPMG

             112 East Pecan, Suite 2400
             San Antonio, TX 78205-1585

                         Consent of Independent Auditors
                         -------------------------------

     The Board of Directors of USAA Life Insurance Company and Policyowners of the Life Insurance Separate Account of
     USAA Life Insurance Company:

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Independent Auditors" in the Registration Statement.

                                  /s/KPMG LLP

     San Antonio, Texas
     April 18, 2002